UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

Florida (State or other jurisdiction of incorporation or organization)	75-3160134 (I.R.S. Employer Identification No.)

36 Twinberry, Aliso Viejo, CA 92656
(Address of principal executive offices)
(949) 436-5530 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2011, the board of directors of Heavy Earth Resources, Inc., a Florida corporation (“Registrant”) increased the size of the board of directors from two to four directors and appointed Grant Draper and Anthony Ives as directors to fill those previously created vacancies on the board of directors.

Grant Draper, age 47, has more than 13 years of experience in the management of public companies and participation in financial transactions.  From December 2008 to May 2011, Mr. Draper served as a managing director with FTI Consulting Inc., a global business advisory firm. Prior to joining FTI Consulting Inc., Mr. Draper served as the president and chief operating officer of The Element Agency Inc. and Affirm Americas Strategic Communications Inc. in New York City from April 2005 to December 2008.  Mr. Draper is a Member of Thorium One’s Advisory Board, is a frequent speaker presenting at American Strategic Management Institute and National Directors Institute events and is regularly quoted in the media including Bloomberg, TIME, The New York Times and New York Daily News.  He earned his Bachelor of Arts degree in English from the University of Alberta – Edmonton in 1987 and a Masters in Business Administration degree in Finance from Columbia University Business School in 2001. Mr. Draper is not an officer or director of any other reporting company.

The Registrant anticipates entering into a director agreement with Mr. Draper, the terms of which will be disclosed when available, pursuant to which Mr. Draper is expected to receive a salary and/or stock based compensation.   Mr. Draper does not currently own any shares of the Registrant’s common stock.

Mr. Anthony Ives, age 48, has more than 20 years of investment experience in the capital markets, including Merrill Lynch, the City of Sacramento’s Treasurers’ Office, the California State Public Employees Pension System (CalPERS), the nation’s largest public pension fund firm, and mutual fund Jurika & Voyles. From September 2009 to August 2011, Mr. Ives served as the Chief Financial Officer of Banneker Ventures in Washington, D.C.  Mr. Ives is the founder of the nonprofit Grupo de Apoyo al Desarrollo (GAD) in Honduras and has served as its executive director since 2005. GAD assists indigenous populations to start businesses, implement nature conservation and protection programs, including reforestation projects, and has created a national scholarship program that has supported over 200 young scholars through high school and university.  Mr. Ives serves as President of the Board of Directors for GAD and on the Board of Directors of the Mesoamerican Conservation Trust Fund (MCTF), and is nominated as an Ashoka Fellow of Mexico for his work in sustainable development in Latin America.

Mr. Ives’s professional accomplishments include co-management of the CalPERS $50 billion internal equity fund, a $1 billion dollar-neutral fund, and the state deferred compensation fund.  In 1997, Mr. Ives joined the Jurika & Voyles mutual fund where he served as Vice-President and Director of Trading.

Mr. Ives also served as a business consultant to the U.S. Peace Corps in Honduras from July 2003 to October 2005. Mr. Ives earned a Bachelor of Science degree in Business from California State University, Sacramento in 1992 and a Masters in Business Administration degree in Finance from California State University, Sacramento in 1997.  Mr. Ives is not an officer or director of any other reporting company.

The Registrant anticipates entering into a director agreement with Mr. Ives, the terms of which will be disclosed when available, pursuant to which Mr. Ives is expected to receive a salary and/or stock based compensation.   Mr. Ives does not own currently any shares of the Registrant’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

November 4, 2011	Heavy Earth Resources, Inc.

	By:	/s/ Michael Davis
Michael Davis
President